EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2011 on the 2010 consolidated financial statements included in the Annual Report of Inuvo, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Inuvo, Inc. on Form S-8 for the Inuvo, Inc. 2010 Equity Compensation Plan, as amended.

February 29, 2012	By:	/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.
Clearwater, Florida